Exhibit 99.1

SUBSCRIPTION AGREEMENT

China Soaring Inc
Zhao Bei Shao Qu
Zhao Shang Lu
Building 32, Room 601
Shenzhen, Shekou, China 518067

Dear Sirs:

     Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) is purchasing _______________________________________________ (__________) shares of Common Stock of China Soaring Inc. (the “Company”) at a price of $0.05 per Share (the “Subscription Price”).

     Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

     Purchaser further confirms that Mr. Paul F. Manning solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Manning.

     MAKE CHECK PAYABLE TO: China Soaring Inc.

     Executed this _____day of ___________________, 2007.

Signature of Purchaser

Address of Purchaser

Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

		X $0.05 _____________	=	US$
Number of Shares Purchased				Total Subscription Price

Form of Payment:	Cash:_______	Check #: ______________		Other: __________________

CHINA SOARING INC.

By: _______________________________________________

Title: ______________________________________________